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			  EXHIBIT C
		   JOINT FILLING AGREEMENT
		  DATED FEBRUARY 15, 1994,
		  AMONG SPRINT CORPORATION,
		    US TELECOM, INC., AND
	     SPRINT COMMUNICATIONS COMPANY, L.P.

		   JOINT FILING AGREEMENT

The undersigned (each, a "Filer" and collectively, the "Filers") for purposes of filing an statement on Schedule
13D pursuant  to  Securities and Exchange Commission Rule
13d-1(f)(i) each hereby agree:

(a) each Filer is individually responsible for the timely filing of any further amendments to the Schedule 13D, and for the completeness and accuracy of the information concerning themselves, but is not responsible for the completeness and accuracy of any of the information contained in the Schedule 13D as to any other Filer, unless such Filer knows or has reason to believe that the information is inaccurate;

(b) this Schedule 13D contains the required information with regard to each Filer and indicates that it is filed on behalf of all Filers;

(c) each Filer agrees that the Schedule 13D, as amended, to which this Joint Filing Agreement is attached as Exhibit C is filed on its behalf ; and

(d) this Joint Filing Agreement may be executed in counterparts.

Dated: May 10, 1994
				SPRINT CORPORATION

			    By: /s/ DON A. JENSEN
				Don A. Jensen, Vice President
				and Secretary

				US TELECOM, INC.

			    By: /s/ DON A. JENSEN
				Don A. Jensen, Vice President
				and Secretary

				SPRINT COMMUNICATIONS COMPANY,
				L.P.

			    By: /s/ DON A. JENSEN
				Don A. Jensen, Vice President